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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 21, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham,New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 21, 2022, Tonix Pharmaceuticals Holding Corp. (the “Company”) issued a press release announcing that its TNX-102 SL (cyclobenzaprine HCl sublingual tablets) product candidate did not achieve statistical significance over placebo (p=0.115) on the primary endpoint of reduction in daily pain reduction of fibromyalgia (“FM”) in the Phase 3 RALLY study. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On March 21, 2022, the Company issued a press release announcing release that, as expected based on interim analysis results reported in July 2021, TNX-102 SL did not achieve statistical significance over placebo (p=0.115) on the primary endpoint of reduction in daily pain reduction of FM in the Phase 3 RALLY study. The positive outcome of the earlier phase 3 RELIEF study for TNX-102 SL stands in contrast to the outcome in the RALLY study. The Company believes the difference between these study results may be driven in large part by a 79% increase in adverse event-related participant discontinuations in the drug treatment group in RALLY as compared to RELIEF. Similarly, a 77% increase of adverse event-related participant discontinuations was observed in the placebo group in RALLY as compared to RELIEF. (Table 1)

Table 1. Increases in AE-Related Discontinuations in RALLY Compared with RELIEF in Both Placebo and TNX-102 SL Groups
	RALLY (F306)	RELIEF (F304)	RALLY (F306)	RELIEF (F304)
	Placebo		TNX-102 SL
Patients with at least one TEAE leading to early discontinuation	6.2%	3.5%	15.2%	8.5%
Ratio of patients with at least one TEAE leading to early discontinuation in F306 to F304 (F306/F304)	1.77		1.79

TEAE = treatment-emergent adverse event

The missing data for the primary and secondary endpoints were imputed by a multiple imputation (MI) method, and discontinuations due to adverse events can negatively impact the statistical outcome when using this approach. Table 2 illustrates how the higher discontinuation rates due to adverse events attenuate the p-values of RALLY using the MI approach.

Table 2: Comparisons of Analytic Methods on Primary and Secondary Endpoints at Week 14 Between the RALLY and RELIEF Phase 3 Studies of TNX-102 SL 5.6 mg in Fibromyalgia

	RALLY (F306)
	MMRM+MI*		MMRM**
Endpoints	LSMD (SE)	p-value	LSMD (SE)	p-value
Pain by Diary	-0.2 (0.16)	0.115#	-0.4 (0.16)	0.014
FIQR Symptom domain	-1.9 (1.52)	0.216	-3.4 (1.55)	0.030
FIQR Function domain	-0.4 (1.46)	0.797	-1.6 (1.48)	0.266
PROMIS Sleep Disturbance	-2.3 (0.80)	0.004	-3.3 (0.73)	<0.001
PROMIS Fatigue	-1.2 (0.74)	0.101	-2.0 (0.73)	0.007
Sleep Quality by Diary	-0.3 (0.16)	0.094	-0.4 (0.16)	0.008
	RELIEF (F304)

	MMRM+MI*		MMRM**
Endpoints	LSMD (SE)	p-value	LSMD (SE)	p-value
Pain by Diary	-0.4 (0.16)	0.010#	-0.5 (0.16)	0.004
FIQR Symptom domain	-4.3 (1.60)	0.007	-5.6 (1.60)	<0.001
FIQR Function domain	-4.4 (1.69)	0.009	-5.2 (1.63)	0.001
PROMIS Sleep Disturbance	-2.9 (0.82)	<0.001	-3.3 (0.82)	<0.001
PROMIS Fatigue	-1.8 (0.76)	0.018	-2.1 (0.79)	0.007
Sleep Quality by Diary	-0.6 (0.17)	<0.001	-0.7 (0.17)	<0.001

FIQR = Fibromyalgia Impact Questionnaire-Revised; LSMD = least squares mean difference

(between TNX-102 SL and placebo); MMRM = mixed model repeated measures; MI = multiple imputation PROMIS =

Patient-Reported Outcomes Measurement Information System; SE = standard error

* MMRM with MI was the pre-specified primary analysis

**MMRM without MI was a pre-specified analysis

# Primary efficacy endpoint: change from baseline in the weekly average of daily diary pain severity numerical rating scale scores

When the data are analyzed without MI, the results of the RALLY study appear consistent with the previous RELIEF study. At this time, the anticipated analytic approach for the upcoming Phase 3 RESILIENT study is MMRM with MI.

The Company believes that the increased rate of adverse event-related discontinuations may be related to conducting the study during the peak phase of the COVID-19 pandemic in the U.S., and that starting the new Phase 3 RESILIENT study imminently is justified based on the expectation that rates of adverse event-related drop-outs will return toward the levels of RELIEF and previous PTSD studies for TNX-102 SL.

EFFICACY RESULTS OF THE PHASE 3 RALLY STUDY

The RALLY study missed statistical significance on the primary efficacy endpoint: change from baseline to Week 14 in the weekly average of daily diary pain severity numerical rating scale (NRS) scores for TNX-102 SL 5.6 mg (LS mean [SE]: -1.6 [0.11] units) versus placebo (-1.3 [0.11] units), analyzed by mixed model repeated measures with multiple imputation (MMRM+MI) (LS mean difference [SE]: -0.2 [0.16] units, p=0.115, Table 2).

Key secondary endpoint results

The responder analysis of PGIC was nominally significant (Pearson’s Chi-square test; difference in proportions [95% CI]: 8.0% [0.5%, 15.5%]; p=0.038), with a greater proportion of responders (rating of “very much improved” or “much improved” at Week 14) receiving TNX-102 SL (29.7%) compared to placebo (21.7%).

Consistent with the proposed mechanism that TNX-102 SL acts in FM through improving sleep quality, TNX-102 SL achieved nominal significance on the PROMIS Sleep Disturbance measure (LS mean difference [SE]: -2.3 [0.80] units; p=0.004). As shown in Table 2, other key secondary endpoints did not achieve nominal significance, including the Fibromyalgia Impact Questionnaire–Revised (FIQR) Symptom and Function domains, the PROMIS Fatigue instrument, and the daily sleep quality diary.

SAFETY RESULTS OF THE PHASE 3 RALLY STUDY

In the RALLY study, TNX-102 SL 5.6 mg was well tolerated. There were no new safety signals observed. Among participants randomized to the drug treatment and placebo groups, 73.8% and 81.4%, respectively, completed the 14-week dosing period. As expected, based on prior TNX-102 SL studies, oral administration site reactions were higher in the drug treatment group, including rates of tongue/mouth numbness, pain/discomfort of tongue/mouth, and product taste abnormal (typically a transient bitter aftertaste) (Table 3). Tongue/mouth numbness or tingling and product aftertaste were local effects nearly always temporally related to dose administration and transiently expressed (<60 minutes) in most occurrences. Adverse events resulted in premature study discontinuation in 15.2% of those who received TNX-102 SL compared with 6.2% of placebo recipients. Approximately 95% of adverse events in both the drug treatment and placebo groups were rated as mild or moderate. There were a total of six serious adverse events (“SAEs”) in the drug treatment group, none of which were deemed related to investigational product.

Table 3. Treatment-Emergent Adverse Events at Rate of 3% or Greater in TNX-102 SL Group in RALLY

Oral Cavity or Systemic Adverse Events	TNX-102 SL (N=256)	Placebo (N=258)
Preferred Term
Oral Cavity Adverse Events
Hypoaesthesia oral	72 (28.1%)	2 (0.8%)
Product taste abnormal	26 (10.2%)	2 (0.8%)
Oral discomfort	23 (9.0%)	2 (0.8%)
Tongue discomfort	16 (6.3%)	2 (0.8%)
Paraesthesia oral	11 (4.3%)	0 (0.0%)
Dry mouth	10 (3.9%)	6 (2.3%)
Oral pain	8 (3.1%)	0 (0.0%)
Systemic Adverse Events
Headache	12 (4.7%)	11 (4.3%)
Somnolence	12 (4.7%)	2 (0.8%)
Sedation	10 (3.9%)	2 (0.8%)
Fatigue	8 (3.1%)	1 (0.4%)
COVID-19	8 (3.1%)	7 (2.7%)

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the development of TNX-102-SL, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 104	Press release of the Company, dated March 21, 2022 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: March 21, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer